UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

CHINA ENERGY RECOVERY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-104647	33-0843696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7F, De Yang Garden No. 267 Qu Yang Road Hongkou District, Shanghai Shanghai, China	200081
(Address of Principal Executive Offices)	(Zip Code)

+86 (0)21 5556-0020
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 15, 2008, China Energy Recovery, Inc. (the "Registrant") consummated a share exchange with the stockholders of Poise Profit International, Ltd., a private British Virgin Islands corporation ("Poise"), pursuant to which the Registrant acquired all of the issued and outstanding shares of Poise's common stock in exchange for the issuance of shares of the Registrant's common stock (the "Share Exchange"). As a result of the Share Exchange, the Registrant is no longer a shell company and its business operations consist of those of Poise's wholly-owned subsidiary, HAIE Hi-tech Engineering (Hong Kong) Company, Limited ("Hi-tech"), incorporated in the Hong Kong Special Administration Region, China. On April 21, 2008, the Registrant filed a Current Report on Form 8-K reporting the closing of the Share Exchange containing financial information about the acquired business for the fiscal years ended December 31, 2007 and 2006. On May 19, 2008, the Registrant filed its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2008 containing financial information about the Registrant from before the closing of the Share Exchange as required by the rules of the Securities and Exchange Commission.

On May 23, 2008, the Registrant issued a press release with respect to Poise's financial results for the fiscal quarter ended March 31, 2008, a copy of which is attached hereto as Exhibit 99.1. The Registrant is filing this Current Report on Form 8-K to disclose detailed financial information about Poise's results of operations for the fiscal quarter ended March 31, 2008, attached hereto as Exhibit 99.2. In doing so, the Registrant has elected to follow the disclosure requirements of a Quarterly Report on Form 10-Q with respect to Poise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Identification of Exhibit
99.1	Press Release
99.2	Financial Information about Poise's Operations for the Fiscal Quarter Ended March 31, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.

Date: May 23, 2008	By:	/s/ Wu Qinghuan
Wu Qinghuan
Chief Executive Officer